                                                                      Exhibit 11

                           BROOKTROUT TECHNOLOGY, INC.

                     COMPUTATION OF INCOME PER COMMON SHARE
                (In thousands, except per share data, unaudited)


                                                                   Three Months Ended
                                                                      September 30,
                                                                   1997            1996
                                                                   ----            ----

Primary Income Per Share:

Weighted average number of common and
  common equivalent shares outstanding

    Common Stock ............................................     10,709           10,180

    Common equivalent shares resulting from options .........        521              955
                                                                 -------          -------

          Total .............................................     11,230           11,135
                                                                 =======          =======

Net income ..................................................    $   816          $ 2,218
                                                                 =======          =======

Net income per common share .................................    $  0.07          $  0.20
                                                                 =======          =======

Fully Diluted Income Per Share:

Weighted average number of common and
  common equivalent shares outstanding

    Common stock ............................................     10,709           10,180

    Common equivalent shares resulting from options .........        714            1,174
                                                                 -------          -------

          Total .............................................     11,423           11,354
                                                                 =======          =======

Net income ..................................................    $   816          $ 2,218
                                                                 =======          =======

Net income per common share .................................    $  0.07          $  0.20
                                                                 =======          =======


                                                                      Exhibit 11

                           BROOKTROUT TECHNOLOGY, INC.

                     COMPUTATION OF INCOME PER COMMON SHARE
                (In thousands, except per share data, unaudited)


                                                                   Nine Months Ended
                                                                      September 30,
                                                                   1997          1996
                                                                 -------        -------

Primary Income Per Share:

Weighted average number of common and
  common equivalent shares outstanding

    Common Stock ..............................................   10,698          9,733

    Common equivalent shares resulting from options ...........      596            951
                                                                 -------        -------

          Total ...............................................   11,294         10,684
                                                                 =======        =======

Net income ....................................................  $   902        $ 4,078
                                                                 =======        =======

Net income per common share ...................................  $  0.08        $  0.38
                                                                 =======        =======

Fully Diluted Income Per Share:

Weighted average number of common and
  common equivalent shares outstanding

    Common stock ..............................................   10,698          9,733

    Common equivalent shares resulting from options ...........      614          1,065
                                                                 -------        -------

          Total ...............................................   11,312         10,798
                                                                 =======        =======

Net income ....................................................  $   902        $ 4,078
                                                                 =======        =======

Net income per common share ...................................  $  0.08        $  0.38
                                                                 =======        =======